Vonage to Acquire iCore Networks, Inc. to Accelerate Its Unified Communications Strategy

Acquisition Expands Vonage’s UCaaS Leadership, Creates Significantly Greater Scale and Increases Up-Market Sales and Product Set

HOLMDEL, N.J., August 20, 2015 – Vonage Holdings Corp. (NYSE: VG) (“the Company”), a leading provider of cloud communications services for businesses and consumers, has entered into a definitive agreement to acquire privately-held iCore Networks, Inc. ("iCore"), a premier provider of Unified Communications-as-a-Service (UCaaS) for businesses, for $92 million.

“iCore is an excellent strategic fit and a natural complement to Vonage’s rapidly expanding UCaaS business. This acquisition will deepen our penetration at the higher end of the business market and further strengthen our industry leadership,” said Alan Masarek, Vonage Chief Executive Officer. “iCore has a proven track record of delivering the innovative UCaaS solutions required by mid-market and enterprise companies, and has been particularly successful combining hosted communications with complementary cloud services to create a robust unified communications experience.”

Mr. Masarek continued, “Our strategy is to serve businesses of any size via a multi-channel distribution approach. With the addition of iCore, Vonage will have what we believe is the largest sales force in the UCaaS market, addressing mid-market and enterprise companies through a Field Sales organization that sells directly to customers and a Channel Sales organization that supports our extensive nationwide network of indirect channel partners. Vonage serves the SMB market through a highly-successful Inside Sales team augmented with Online sales. Combined with iCore, we believe we will have the broadest multi-channel distribution platform in our industry and are ideally positioned to serve the full spectrum of the UCaaS market, from SMB to mid-market to enterprise.”

Mr. Masarek concluded, “We look forward to welcoming the iCore team into the Vonage family and to further enhancing the experience of iCore’s customers with Vonage’s award-winning customer service, provisioning expertise, national MPLS network, and dedicated focus on innovation.”

"In less than two years, Vonage has become the fastest-growing provider of UCaaS solutions for business, and becoming part of Vonage will instantly put iCore at the forefront of this growth,” said Stephen G. Canton, CEO, Chairman and Founder of iCore. “I couldn't be more excited that iCore’s employees and customers will now benefit from Vonage’s strength, scale and leadership position in the industry."

Significantly Expands Field Sales Force and Accelerates Move Up-Market

iCore sells its solutions primarily through its large, direct field sales force, adding significant scale and a national footprint to Vonage’s existing sales force. iCore supports more than 85,000 customer seats, with monthly ARPU per customer of more than $4,000, and derives more than 60% of its revenue from customers with 100 or more seats. Monthly revenue churn is less than one percent as a result of three-year contracts that include Quality of Service (“QoS”) guarantees.

Complementary Technology Platform

iCore offers a broad range of voice, video, mobile and collaboration services to address the evolving needs of businesses. It leverages the same BroadSoft BroadWorks call processing platform used by Vonage, resulting in ease of integration for iCore’s customers. iCore has a subset of customers running on BroadSoft’s M6 platform. In order to meet the varying needs of customers, iCore offers a comprehensive Microsoft Lync-as-a-Service solution. Finally, iCore also offers a full range of complementary cloud services, such as Infrastructure as a Service (IaaS), virtual desktop, and hosted Microsoft Exchange.

Transaction Terms, Financing and Anticipated Synergies

Under the terms of the Merger Agreement, which has been unanimously approved by the boards of directors of Vonage and iCore, shareholders of iCore will receive $92 million in cash, subject to customary closing adjustments. A portion of the purchase price will be deposited into escrow to secure certain indemnification rights under the merger agreement. The purchase price represents approximately 1.3 times estimated 2015 iCore revenues. The transaction is expected to close by the end of the third quarter of 2015, subject to customary closing conditions and regulatory approvals.

Vonage is financing the transaction through cash from its balance sheet and from the Company’s revolving credit facility, resulting in pro forma net debt to adjusted LTM EBITDA of approximately 1.5 times as of June 30, 2015.

Given the similarities of the businesses and their common technology, Vonage expects to achieve synergies in network operations, technology used to service customers, and various operating expenses. Annual recurring cost synergies are expected to exceed $5 million in 2016.

Updated 2015 Guidance

The Company is updating its 2015 revenue guidance to include the impact of the iCore acquisition.  Vonage expects total 2015 GAAP revenue to be in the range of $885 million to $892 million. This revenue guidance assumes that the transaction closes by September 30, 2015 and excludes iCore’s deferred revenue due to purchase accounting rules. The Company now expects year-over-year 2015 Vonage Business pro-forma organic revenue growth, as if the Company owned Telesphere, Simple Signal and iCore for all comparable periods, to be approximately 37 percent. The Company continues to expect adjusted EBITDA to be at least $135 million and capital expenditures to be approximately $30 million.

About Vonage

Vonage (NYSE: VG) is a leading provider of cloud communications services for businesses and consumers. The Company provides a robust suite of feature-rich business and residential communication solutions that offer flexibility, portability and ease-of-use across multiple devices designed to meet the needs of a wide range of customers. Vonage's portfolio of business products covers the full spectrum of business communications needs, serving single-person companies to those with thousands of employees spread over multiple locations. Vonage provides bring-your-own-broadband (BYOB) cloud products and those that offer carrier-grade reliability and Quality of Service (QoS) across BYOB options and the Company's private, national MPLS IP network. For more information, visit www.vonage.com. Vonage was advised by Pacific Crest Securities, a division of KeyBanc Capital Markets, and Weil, Gotshal & Manges LLP.

About iCore Networks
iCore’s mission is to radically improve the way people work by bringing customized Unified Communications and Cloud services together for an all-in-one experience. Reinventing the modern office, iCore replaces outdated PBX systems and eliminates capital costs. iCore drives performance with flexible products, expert consulting, dedicated account teams, and 24/7/365 customer support – giving rise to agile growth opportunities and untethered employees. For more information, please visit www.icore.com. iCore was advised by Wells Fargo Securities, LLC, as exclusive financial advisor, and Foley & Lardner LLP.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: (i) statements about the benefits of the Merger; (ii) future financial and operating results following the Merger; (iii) the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; (iv) the competitive position and opportunities of the combined company; (v) the impact of the Merger on the market for the combined company’s products and services; (vi) the timing of the completion of the Merger, and (vii) other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, words such as “plan,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are based upon the current beliefs and expectations of Vonage’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Vonage. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: (a) risks related to the integration of iCore into Vonage and the anticipated future benefits resulting from the acquisition of iCore; (b) Vonage’s or the combined company’s ability to react to trends and challenges in our business and the markets in which we operate; (c) Vonage’s or the combined company’s ability to anticipate market needs or develop new or enhanced products to meet those needs; (d) as the UCaaS market evolves, Vonage’s or the combined company’s ability to compete with companies that do not currently compete in the UCaaS market; (e) the adoption rate of Vonage’s or the combined company’s products; (f) Vonage’s or the combined company’s ability to establish and maintain successful relationships with our distribution partners; (g) our ability to compete in our industry; (h) fluctuations in demand, sales cycles and prices for Vonage’s or the combined company’s products and services; (i) shortages or price fluctuations in Vonage’s or the combined company’s supply chain; (j) Vonage’s or the combined company’s ability to protect intellectual property rights; (k) general political, economic and market conditions and events; (l) the expense and impact of legal proceedings; and (m) other factors that are set forth in the “Risk Factors” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2014, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today. Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.

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Investor Contact: Hunter Blankenbaker, 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano, 732-365-1363, joann.tizzano@vonage.com
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